Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements of The Stanley Works and subsidiaries (the “Company”):
•	Registration Statement (Form S-8 No. 2-93025)

•	Registration Statement (Form S-8 No. 2-96778)

•	Registration Statement (Form S-8 No. 2-97283)

•	Registration Statement (Form S-8 No. 33-16669)

•	Registration Statement (Form S-3 No. 33-12853)

•	Registration Statement (Form S-3 No. 33-19930)

•	Registration Statement (Form S-8 No. 33-39553)

•	Registration Statement (Form S-3 No. 33-46212)

•	Registration Statement (Form S-3 No. 33-47889)

•	Registration Statement (Form S-8 No. 33-55663)

•	Registration Statement (Form S-8 No. 33-62565)

•	Registration Statement (Form S-8 No. 33-62567)

•	Registration Statement (Form S-8 No. 33-62575)

•	Registration Statement (Form S-8 No. 333-42346)

•	Registration Statement (Form S-8 No. 333-42582)

•	Registration Statement (Form S-8 No. 333-64326)

•	Registration Statement (Form S-3 No. 333-110279)

•	Registration Statement (Form S-3 No. 333-117607)

•	Registration Statement (Form S-4 No. 333-133027)

•	Registration Statement (Form S-3ASR No. 333-153646)
of our report dated February 19, 2009, except as it relates to the effects of the adoption of accounting pronouncements requiring retrospective application, as discussed in Note A to the consolidated financial statements, for which the date is June 25, 2009, with respect to the consolidated financial statements and schedule of the Company for the year ended January 3, 2009 included this Current Report (Form 8-K).

/s/ Ernst & Young, LLP

Hartford, Connecticut
July 6, 2009

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